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                                                                    EXHIBIT 99.3

                           CONSENT OF PERSON NAMED AS
                           ABOUT TO BECOME A DIRECTOR


     Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director of DTE Energy Company in the Registration Statement on Form S-4 of DTE Energy Company dated November 12, 1999.


                                               /s/ ALFRED R. GLANCY III
                                          --------------------------------------
                                                   Alfred R. Glancy III


Dated: November 12, 1999